UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 18, 2020 (September 16, 2020)
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Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd.	Orlando	FL	32821
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 16, 2020, the Board of Directors of Marriott Vacations Worldwide Corporation (the “Company”), appointed Brian E. Miller, the Company’s current Executive Vice President and Chief Marketing, Sales and Service Officer, to serve as President, Vacation Ownership, effective October 3, 2020. Mr. Miller will continue to report to Stephen P. Weisz, the Company’s President and Chief Executive Officer, and will perform similar functions to those of a principal operating officer with respect to the Company’s Vacation Ownership segment.
Mr. Miller, 57, has served as our Executive Vice President and Chief Marketing, Sales and Service Officer since October 2018. From November 2011 to September 2018, he served as our Executive Vice President and Chief Sales and Marketing Officer. Prior to that time, he served as our Senior Vice President, Sales and Marketing and Service Operations since 2007. Mr. Miller joined our company in 1991.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: September 18, 2020	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial and Administrative Officer

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